Exhibit 10.19.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is made with reference to that certain Employment Agreement dated July 2, 2014 (“Agreement”), by and between FutureFuel Chemical Company (“Company”) and Paul M. Flynn (“Flynn”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

The Agreement is amended as follows:

1.

Amended Starting Date. The Initial Term of the Agreement as specified in Section 2 of the Agreement is amended to be September 2, 2014 through August 31, 2015. Accordingly, Flynn’s starting Base Salary under Section 3.1 shall be effective as of September 2, 2014.

2.	Revised Stock Grant Dates. Section 3.3.1 of the Agreement is deleted and hereby amended to read in its entirety as follows:

“Upon Flynn’s commencement of employment on September 2, 2014, he will be vested on that day with 25,000 Restricted Shares.”

Any and all other references in the Agreement to Flynn’s initial date of employment with Company or subsequent anniversaries thereof likewise shall refer to September 2 instead of August 1.

3.

Continued Effectiveness. Except as specified herein, all other terms and conditions of the Agreement shall remain in full force and effect. All internal references in the Agreement or its exhibits shall be deemed to be to the Agreement as hereby amended.

The parties have executed this Amendment effective as of July 29, 2014.

/s/ Paul M. Flynn
Paul M. Flynn

FUTUREFUEL CHEMICAL COMPANY

By: /s/ Paul A. Novelly
Paul A. Novelly, CEO